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                                                  EXHIBIT 23
                                                  ----------







               Consent of Independent Auditors



      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Overseas Shipholding Group, Inc. of our report dated February 21, 1995, included in the 1994 Annual Report to Shareholders of Overseas Shipholding Group, Inc.

      We also consent to the incorporation by reference in the Registration Statements, Form S-8 (No. 33-44013) pertaining to the Overseas Shipholding Group, Inc. 1989 Stock Option Plan, the Overseas Shipholding Group, Inc. 1990 Stock Option Plan, and the Maritime Overseas Corporation
1990 Stock Option Plan, and Form S-3 (No. 33-50441) pertaining to the registration of $500,000,000 of Overseas Shipholding Group, Inc. debt securities, of our report dated February 21, 1995, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc., incorporated herein by reference.




                                        ERNST & YOUNG LLP




New York, New York
March  29, 1995